UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UTSTARCOM, INC.

December 2, 2010

Dear Stockholder,

You recently received proxy materials in connection with the 2010 Annual Meeting of Stockholders of UTStarcom, Inc. to be held on Monday, December 13, 2010 in Beijing, China and, according to our records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

UTStarcom is asking stockholders to vote on Proposal 1: To Elect a Class I Director; Proposal 2: To Ratify and Approve the Appointment of an Independent Registered Public Accounting Firm; and Proposal 3: Other Matters.  You should refer to the proxy materials previously mailed to you for additional information on these matters.

The Board of Directors unanimously recommends a “FOR” vote on the proposals referenced above.

In the past, your broker may have voted uninstructed shares on your behalf on routine proposals such as the Election of Directors.  Due to amendments to NYSE Rule 452 and SEC rule changes effective January 1, 2010, the Election of Directors is now considered a non-routine proposal where brokers are no longer able to vote your shares on Proposal 1.  If you do not vote your shares in the Election of Directors, they will remain un-voted.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting. Your vote matters to us and we need your support.

Please vote your shares of common stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

•                  VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

•                  VOTE VIA  THE INTERNET: You may cast your vote by logging onto the Internet website identified on the enclosed proxy voting form and following the instructions on the screen.

•                  VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.